Exhibit 10.6

TRADEMARK COLLATERAL ASSIGNMENT AND SECURITY AGREEMENT

THIS AGREEMENT (“Agreement”), dated March 31, 2003, is by and between MACKIE DESIGNS INC., a Washington corporation (“Debtor”), and CONGRESS FINANCIAL CORPORATION (FLORIDA), a Florida corporation, in its capacity as agent (“Secured Party”), pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the financial institutions which are parties thereto as lenders (each individually, a “Lender” and collectively, “Lenders”).

W I T N E S S E T H :

WHEREAS, Debtor has adopted, used and is using, and is the owner of the entire right, title, and interest in and to the trademarks, trade names, terms, designs and applications therefor described in Exhibit A hereto and made a part hereof;

WHEREAS, Debtor, certain affiliates of Debtor, Secured Party and Lenders have entered into or are about to enter into financing arrangements pursuant to which Secured Party and Lenders may make loans and advances and provide other financial accommodations to Debtor and certain of its affiliates as set forth in the Loan and Security Agreement, dated of even date herewith, by and among Debtor, certain affiliates of Debtor, Secured Party and Lenders (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”) and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, including, but not limited to, this Agreement (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”); and

WHEREAS, in order to induce Secured Party and Lenders to enter into the Loan Agreement and the other Financing Agreements and to make loans and advances and provide other financial accommodations to Debtor and certain of its affiliates pursuant thereto, Debtor has agreed to grant to Secured Party certain collateral security as set forth herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor hereby agrees as follows:

1. GRANT OF SECURITY INTEREST.  As collateral security for the prompt performance, observance and indefeasible payment in full of all of the Obligations (as hereinafter defined), Debtor hereby grants to Secured Party a continuing security interest in and a general lien upon, and a conditional assignment of, the following (being collectively referred to herein as the “Collateral”): (a) all of Debtor’s now existing or hereafter acquired right, title, and interest in and to: (i) all of Debtor’s trademarks, trade names, trade styles and service marks and all applications for registration, registrations and recordings relating to the foregoing as may at any time be filed in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, any political subdivision thereof or in any other country, including, without limitation, the trademarks, terms, designs and applications described in Exhibit A hereto, together with all rights and privileges arising under applicable law with respect to Debtor’s use of any trademarks, trade names, trade styles and service marks, and all reissues, extensions, continuation and renewals thereof (all of the foregoing being collectively referred to herein as the “Trademarks”); and (ii) all prints and labels on which such trademarks, trade names, trade styles and service marks appear, have appeared or will appear, and all designs and general intangibles of a like nature; (b) the goodwill of the business symbolized by each of the Trademarks, including, without limitation, all customer lists and other records relating to the distribution of products or services bearing the Trademarks; (c) all present and future license and distribution agreements (subject to the rights of the licensors therein) pertaining to the Trademarks, (d) all income, fees, royalties and other payments at any time due or payable with respect thereto, including, without limitation, payments under all licenses at any time entered into in connection therewith; (e) the right to sue for past, present and future infringements thereof; (f) all rights corresponding thereto throughout the world; and (g) any and all other proceeds of any of the foregoing0, including, without limitation, all damages and payments or claims by Debtor against third parties for past or future infringement of the Trademarks.  Notwithstanding anything to the contrary contained in this Section 1, the Collateral shall not include any rights or interest in any contract, license or license agreement covering personal property of Debtor, so long as under the terms of such contract, license or license agreement, or applicable law with respect thereto, the grant of a security interest or lien therein to Secured Party is prohibited and such prohibition has not been or is not waived or the consent of the other party to such contract, license or license agreement has not been or is not otherwise obtained; provided, that, the foregoing exclusion shall in no way be construed (i) to apply if any such prohibition is unenforceable under the Uniform Commercial Code or other applicable law or (ii) so as to limit, impair or otherwise affect Secured Party’s unconditional continuing security interests in and liens upon any rights or interests of such Debtor in or to monies due or to become due under any such contract, license or license agreement.

2.                     OBLIGATIONS SECURED

The security interest, lien and other interests granted to Secured Party pursuant to this Agreement shall secure the prompt performance, observance and payment in full of any and all obligations, liabilities and indebtedness of every kind, nature and description owing by Debtor to Secured Party, any Lender and/or their respective affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement, the Loan Agreement or the other Financing Agreements or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Loan Agreement or after the commencement of any case with respect to Debtor under the United States Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Secured Party or any Lender (all of the foregoing being collectively referred to herein as the “Obligations”).

3.                     REPRESENTATIONS, WARRANTIES AND COVENANTS

Debtor hereby represents, warrants and covenants with and to Secured Party the following (all of such representations, warranties and covenants being continuing so long as any of the Obligations are outstanding):

(a) Debtor shall pay and perform all of the Obligations according to their terms.

(b) To the Debtor’s knowledge, all of the existing Trademarks are valid and subsisting in full force and effect.  Debtor owns the sole, full and clear title to the Collateral, and the right and power to grant the security interest and conditional assignment granted hereunder.  Debtor shall, at Debtor’s expense, perform all acts and execute all documents necessary to maintain the existence of the Trademarks, including, without limitation, the filing of any renewal affidavits and applications.  The Collateral is not subject to any liens, claims, mortgages, assignments, licenses, security interests or encumbrances of any nature whatsoever, except:  (i) the security interests granted hereunder and pursuant to the Loan Agreement, (ii) the security interests permitted under the Loan Agreement and (iii) the licenses permitted under Section 3(e) below.

(c) Debtor shall not assign, sell, mortgage, lease, transfer, pledge, hypothecate, grant a security interest in or lien upon, encumber, grant an exclusive license relating to the Collateral, or otherwise dispose of any of the Collateral, in each case without the prior written consent of Secured Party, except as otherwise permitted herein or in the Loan Agreement.  Nothing in this Agreement shall be deemed a consent by Secured Party to any such action, except as such action is expressly permitted hereunder.

(d) Debtor shall, at Debtor’s expense, promptly perform all acts and execute all documents requested at any time by Secured Party in writing to evidence, perfect, maintain, record or enforce the security interest in and conditional assignment of the Collateral granted hereunder or to otherwise further the provisions of this Agreement.  Debtor hereby authorizes Secured Party to execute and file one or more financing statements (or similar documents) with respect to the Collateral, signed only by Secured Party or as otherwise determined by Secured Party.  Debtor further authorizes Secured Party to have this Agreement or any other similar security agreement filed with the Commissioner of Patents and Trademarks or any other appropriate federal, state or government office.

(e) As of the date hereof, Debtor, to its knowledge, does not have any Trademarks registered, or subject to pending applications, in the United States Patent and Trademark Office or any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country, other than those described in Exhibit A hereto and has not granted any licenses with respect thereto other than as set forth in Exhibit B hereto.

(f) Debtor shall, concurrently with the execution and delivery of this Agreement, execute and deliver to Secured Party five (5) originals of a Special Power of Attorney in the form of Exhibit C annexed hereto for the implementation of the assignment, sale or other disposition of the Collateral pursuant to Secured Party’s exercise of the rights and remedies granted to Secured Party hereunder.

(g) Secured Party may, in its discretion, pay any amount or do any act which Debtor fails to pay or do as required hereunder or as requested by Secured Party to preserve, defend, protect, maintain, record or enforce the Obligations, the Collateral, or the security interest and conditional assignment granted hereunder, including, but not limited to, all filing or recording fees, court costs, collection charges, reasonable attorneys’ fees and legal expenses.  Debtor shall be liable to Secured Party for any such payment, which payment shall be deemed an advance by Secured Party to Debtor, shall be payable on demand together with interest at the rate then applicable to the Obligations set forth in the Loan Agreement and shall be part of the Obligations secured hereby.

(h) In the event Debtor shall file any application for the registration of a Trademark with the United States Patent and Trademark Office or any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country, Debtor shall provide Secured Party with written notice of such action as soon as practicable but in no event later than 30 days after such action.  If, after the date hereof, Debtor shall (i) obtain any registered trademark or trade name, or apply for any such registration in the United States Patent and Trademark Office or in any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country, or (ii) become the owner of any trademark registrations or applications for trademark registration used in the United States, any State thereof, any political subdivision thereof or in any other country, the provisions of Section 1 hereof shall automatically apply thereto.  Upon the request of Secured Party, Debtor shall promptly execute and deliver to Secured Party any and all assignments, agreements, instruments, documents and such other papers as may be requested by Secured Party to evidence the security interest in and conditional assignment of such Trademark in favor of Secured Party.

(i) Debtor has not abandoned any of the Trademarks and Debtor will not do any act, nor omit to do any act, whereby the Trademarks may become abandoned, invalidated, unenforceable, avoided, or avoidable; provided, that, Debtor may, after written notice to Secured Party, abandon, cancel, not renew or otherwise not maintain a Trademark so long as (i) such Trademark is no longer used or useful in the business of Debtor or any of its affiliates or subsidiaries, (ii) such Trademark has not been used in the business of Debtor or any of its affiliates or subsidiaries for a period of six (6) consecutive months, (iii) such Trademark is not otherwise material to the business of Debtor or any of its affiliates or subsidiaries in any respect, (iv) such Trademark has little or no value, and (v) no Default (as defined in the Loan Agreement) or Event of Default (as hereinafter defined) shall exist or have occurred as of such time.  Debtor shall notify Secured Party promptly if it knows or has reason to know of any reason why any application, registration, or recording with respect to the Trademarks may become abandoned, canceled, invalidated, avoided, or avoidable.

(j) Debtor shall render any assistance, as Secured Party shall determine is necessary, to Secured Party in any proceeding before the United States Patent and Trademark Office, any federal or state court, or any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country, to maintain such application and registration of the Trademarks as Debtor’s exclusive property and to protect Secured Party’s interest therein, including, without limitation, filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference, and cancellation proceedings.

(k) To Debtor’s knowledge, no material infringement or unauthorized use presently is being made of any of the Trademarks that would adversely affect in any material respect the fair market value of the Collateral or the benefits of this Agreement granted to Secured Party, including, without limitation, the validity, priority or perfection of the security interest granted herein or the remedies of Secured Party hereunder.  To Debtor’s knowledge, there has been no judgment holding any of the Trademarks invalid or unenforceable, in whole or in part, nor is the validity or enforceability of any of the Trademarks presently being questioned in any litigation or proceeding to which Debtor is a party. Debtor shall promptly notify Secured Party if Debtor (or any affiliate or subsidiary thereof) learns of any use by any person of any term or design which infringes on any Trademark or is likely to cause confusion with any Trademark.  If requested by Secured Party in writing, Debtor, at Debtor’s expense, shall join with Secured Party in such action as Secured Party, in Secured Party’s discretion, may deem advisable for the protection of Secured Party’s interest in and to the Trademarks.

(l) Debtor assumes all responsibility and liability arising from the use of the Trademarks and Debtor hereby indemnifies and holds Secured Party and Lenders harmless from and against any claim, suit, loss, damage, or expense (including reasonable attorneys’ fees and legal expenses) arising out of any alleged defect in any product manufactured, promoted, or sold by Debtor (or any affiliate or subsidiary thereof) in connection with any Trademark or out of the manufacture, promotion, labeling, sale or advertisement of any such product by Debtor (or any affiliate or subsidiary thereof).  The foregoing indemnity shall survive the payment of the Obligations, the termination of this Agreement and the termination or non-renewal of the Loan Agreement.

(m) Debtor shall promptly pay Secured Party and Lenders for any and all expenditures made by Secured Party or any Lender pursuant to the provisions of this Agreement or for the defense, protection or enforcement of the Obligations, the Collateral, or the security interests and conditional assignment granted hereunder, including, but not limited to, all filing or recording fees, court costs, collection charges, travel expenses, and reasonable attorneys’ fees and legal expenses.  Such expenditures shall be payable on demand, together with interest at the rate then applicable to the Obligations set forth in the Loan Agreement and shall be part of the Obligations secured hereby.

4.                     EVENTS OF DEFAULT

The occurrence or existence of any Event of Default under the Loan Agreement is referred to herein individually as an “Event of Default” and collectively as “Events of Default”.

5.                     RIGHTS AND REMEDIES

At any time an Event of Default exists or has occurred and is continuing, in addition to all other rights and remedies of Secured Party, whether provided under this Agreement, the Loan Agreement, the other Financing Agreements, applicable law or otherwise, Secured Party shall have the following rights and remedies which may be exercised without notice to, or consent by, Debtor except as such notice or consent is expressly provided for hereunder:

(a) Secured Party may require that neither Debtor nor any affiliate or subsidiary of Debtor make any use of the Trademarks or any marks similar thereto for any purpose whatsoever.  Secured Party may make use of any Trademarks for the sale of goods, completion of work-in-process or rendering of services or otherwise in connection with enforcing any other security interest granted to Secured Party by Debtor or any subsidiary or affiliate of Debtor or for such other reason as Secured Party may determine.

(b) Secured Party may grant such license or licenses relating to the Collateral for such term or terms, on such conditions, and in such manner, as Secured Party shall in its discretion deem appropriate.  Such license or licenses may be general, special or otherwise, and may be granted on an exclusive or non-exclusive basis throughout all or any part of the United States of America, its territories and possessions, and all foreign countries.

(c) Secured Party may assign, sell or otherwise dispose of the Collateral or any part thereof, either with or without special conditions or stipulations except that if notice to Debtor of intended disposition of Collateral is required by law, the giving of ten (10) days prior written notice to Debtor of any proposed disposition shall be deemed reasonable notice thereof and Debtor waives any other notice with respect thereto.  Secured Party shall have the power to buy the Collateral or any part thereof, and Secured Party shall also have the power to execute assurances and perform all other acts which Secured Party may, in its discretion, deem appropriate or proper to complete such assignment, sale, or disposition.  In any such event, Debtor shall be liable for any deficiency.

(d) In addition to the foregoing, in order to implement the assignment, sale, or other disposition of any of the Collateral pursuant to the terms hereof, upon the occurrence and during the continuance of an Event of Default, Secured Party may at any time execute and deliver on behalf of Debtor, pursuant to the authority granted in the Powers of Attorney described in Section 3(f) hereof, one or more instruments of assignment of the Trademarks (or any application for registration, registration, or recording relating thereto), in form suitable for filing, recording, or registration.  Debtor agrees to pay Secured Party on demand all costs incurred in any such transfer of the Collateral, including, but not limited to, any taxes, fees, and reasonable attorneys’ fees and legal expenses.  Debtor agrees that Secured Party and Lenders have no obligation to preserve rights to the Trademarks against any other parties.

(e) Secured Party may first apply the proceeds actually received from any such license, assignment, sale or other disposition of any of the Collateral to the costs and expenses thereof, including, without limitation, reasonable attorneys’ fees and all legal, travel and other expenses which may be incurred by Secured Party.  Thereafter, Secured Party may apply any remaining proceeds to such of the Obligations as Secured Party may in its discretion determine.  Debtor shall remain liable to Secured Party for any of the Obligations remaining unpaid after the application of such proceeds, and Debtor shall pay Secured Party on demand any such unpaid amount, together with interest at the rate then applicable to the Obligations set forth in the Loan Agreement.

(f) Debtor shall supply to Secured Party or to Secured Party’s designee, Debtor’s knowledge and expertise relating to the manufacture, sale and distribution of the products and services bearing the Trademarks and Debtor’s customer lists and other records relating to the Trademarks and the distribution thereof.

(g) Nothing contained herein shall be construed as requiring Secured Party or any Lender to take any such action at any time.  All of Secured Party’s and any Lender’s rights and remedies, whether provided under this Agreement, the other Financing Agreements, applicable law, or otherwise, shall be cumulative and none is exclusive.  Such rights and remedies may be enforced alternatively, successively, or concurrently.

6.                     JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW

(a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Florida without regard to principals of conflicts of laws, but excluding any rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Florida.

(b) Debtor and Secured Party irrevocably consent and submit to the non-exclusive jurisdiction of the Circuit Court of Dade County, Florida and the United States District Court for the Southern District of Florida and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected or related or incidental to the dealings of Debtor and Secured Party or any Lender in respect of this Agreement or the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or thereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Secured Party shall have the right to bring any action or proceeding against Debtor or its property in the courts of any other jurisdiction which Secured Party deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Debtor or its property).

(c) Debtor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth herein and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Secured Party’s option, by service upon Debtor in any other manner provided under the rules of any such courts.

(d) DEBTOR AND SECURED PARTY EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF DEBTOR AND SECURED PARTY OR ANY LENDER IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.  DEBTOR AND SECURED PARTY EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT DEBTOR OR SECURED PARTY MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF DEBTOR AND SECURED PARTY TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(e) Notwithstanding any other provisions contained herein, Secured Party and Lenders shall not have any liability to Debtor (whether in tort, contract, equity or otherwise) for losses suffered by Debtor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Secured Party or such Lender that the losses were the result of acts or omissions constituting gross negligence or willful misconduct.  In any such litigation, Secured Party and Lenders shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement and the other Financing Agreements.

7.                     MISCELLANEOUS

(a) All notices, requests and demands hereunder shall be in writing and deemed to have been given or made:  if delivered in person, immediately upon delivery; if by facsimile transmission,

immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.  All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):

If to Debtor:	Mackie Designs Inc.
16220 Woodinville-Redmond Rd., N.E.
Attention: Chief Financial Officer
Telephone No.: 425-487-4335
Telecopy No.: 425-483-6595

with a copy to:	Sun Capital Partners Management, LLC
5355 Town Center Road, Suite 802
Boca Raton, Florida 33486
Attention: Marc J. Leder,
Rodger R. Krouse and
C. Deryl Couch, Esq.
Telephone No.: 561-394-0550
Telecopier No.: 561-394-0540

with a copy to:	Kirkland & Ellis
200 East Randolph Drive
Chicago, Illinois
Attention: Francesco Penati, Esq.
Telephone No.: 312-861-2000
Telecopier No.: 312-861-2200

If to Secured Party:	Congress Financial Corporation (Florida)
777 Brickell Avenue
Miami, Florida 33131
Attention: Portfolio Manager
Telephone No.:305-371-6671
Telecopy No.:305-371-9456

(b) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural.  All references to Debtor, Secured Party and any Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns.  The words “hereof,” “herein,” “hereunder,” “this Agreement” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.  An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 7(e) hereof.  All references to the term “Person” or “person” herein shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock company, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

(c) This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon Debtor and its successors and assigns and inure to the benefit of and be enforceable by Secured Party and Lenders and their respective successors and assigns.

(d) If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

(e) Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Secured Party.  Secured Party and Lenders shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Secured Party.  Any such waiver shall be enforceable only to the extent specifically set forth therein.  A waiver by Secured Party or any Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Secured Party or such Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

(f) This Agreement (i) may be executed in separate counterparts, each of which taken together shall constitute one and the same instrument and (ii) may be executed and delivered by telecopier with the same force and effect as if it were as a manually executed and delivered counterpart.

(g) Upon payment and satisfaction in full of the Obligations and the termination of the Financing Agreements and upon Debtor’s written request and at Borrowers’ and Debtor’s expense, Secured Party shall promptly deliver the Collateral to Debtor which has not been used or applied towards payment of the Obligations and shall execute such documents and instruments necessary to release the Secured Party’s lien on the Collateral.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Debtor and Secured Party have executed this Agreement as of the day and year first above written.

MACKIE DESIGNS INC.

By:	James T. Engen

Title:	President & CEO

CONGRESS FINANCIAL CORPORATION (FLORIDA), as Agent

By:	Daniel Cott

Title:	Sr. Vice President

STATE OF WASHINGTON	)
) ss.:
COUNTY OF KING	)

On this 21st day of March, 2003, before me personally came Jamie Engen, to me known, who being duly sworn, did depose and say, that he is the CEO of MACKIE DESIGNS INC., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

Nancy L. Keller
Notary Public

STATE OF	)
) ss.:
COUNTY OF	)

On this 28th day of March, 2003, before me personally came Daniel Cott, to me known, who being duly sworn, did depose and say, that he is the Sr. Vice-President of CONGRESS FINANCIAL CORPORATION (FLORIDA), the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

Notary Public

EXHIBIT A

TO

TRADEMARK COLLATERAL ASSIGNMENT
AND SECURITY AGREEMENT

List of Trademarks and Trademark Applications

See Exhibit A Attached Hereto

A-1

EXHIBIT B

TO

TRADEMARK COLLATERAL ASSIGNMENT
AND SECURITY AGREEMENT

List of Licenses

1. License Agreement, dated March 29, 1999, between Mackie Designs Inc. and Massenburg Design Works LLC, whereby Massenburg licensed Mackie Designs Inc. to incorporate certain software into Mackie Designs Inc. products and the use of its trademarks in connection therewith. Mackie Designs Inc. also licensed the limited use of its trademark to Massenburg in conjunction with the transaction. This Agreement was amended in April, 2000, and again on September 8, 2000.

2. Reciprocal License Agreement, dated January 13, 1998, between Mackie Designs Inc. and TC Electronic A/S, whereby TC licensed certain software to Mackie Designs Inc. for use in its products and the use of its trademarks in conjunction therewith. Mackie Designs Inc. also licensed the limited use of its trademark to TC in conjunction with the transaction. This Agreement was amended January 13, 1998, August 16, 1999, and November 10, 1999.

3. Mutual License Agreement, dated in 1997, between Mackie Designs Inc. and Avid Technologies Inc., whereby the DigiDesign Division of Avid licensed Mackie Designs Inc. to use certain software protocols to allow certain Company products to interface with DigiDesign’s protocols software. Each granted the other a limited license to use its name and trademarks in conjunction therewith.

4. Sales and License Agreement, dated July, 1999, between Mackie Designs Inc. and the Bomb Factory, whereby TBF granted Mackie Designs Inc. a license to use certain of TBF’s software. Each granted the other a limited license to use its name and the trademarks in conjunction therewith.

5. Sales and License Agreement, dated November 5, 1998, between Mackie Designs Inc. and Apogee Electronics Corporation, whereby Apogee licensed Mackie Designs Inc. to use certain of its Digital Audio Technology (low jitter clock and low jitter video clock). The license includes a grant to Mackie Designs Inc. to use certain of Apogee’s trademarks in conjunction therewith.

6. Sales and License Agreement, dated June 6, 1997, between Mackie Designs Inc. and Apogee Electronics Corporation, whereby Apogee Licensed to Mackie Designs Inc. certain of its Digital Audio Technology (UV-22). The license includes a grant to Mackie Designs Inc. to use certain of Apogee’s Trademarks in conjunction therewith. The agreement was amended August 22, 2000.

7. Sales and License Agreement, dated May 22, 1997, between Mackie Designs Inc. and Apogee Electronics Corporation whereby Apogee licensed to Mackie Designs Inc. certain of its Digital Audio Technology (Digital I/O card). The license includes a grant to Mackie Designs Inc. to use certain of Apogee’s trademarks in conjunction therewith. The Agreement was amended August 23, 2000 and September 18, 2000.

8. Sales and License Agreement, dated March 29, 2002, between Mackie Designs Inc. and Apogee Electronics Corporation whereby Apogee agreed to develop for Mackie Designs Inc. a Mackie I/O 96 Main Board. The agreement includes a license to Mackie Designs Inc. to use (a) Apogee’s technology incorporated into the board and (b) certain of Apogee’s trademarks in conjunction therewith.

9. License Agreement, dated May 7, 1999, between Mackie Designs Inc. and Auburn Audio Technologies, Inc., d/b/a Antares Audio Technologies, whereby Antares licensed Mackie Designs Inc. to use certain software. The license includes a grant to Mackie Designs Inc. to use certain of Antares’ trademarks in conjunction therewith. This Agreement was amended September 9, 1999.

10. Sales and License Agreement, dated October, 1998, between Mackie Designs Inc. and Opcode Systems, Inc., whereby Opcode licensed the use of certain circuitry to Mackie Designs Inc.. The license includes a grant to Mackie Designs Inc. to use certain of Opcode’s trademarks in conjunction therewith.

11. Sales and License Agreement, dated November, 1998, between Mackie Designs Inc. and Sonorus Systems Inc., whereby Sonorus agreed to develop an HDR interface card for Mackie Designs Inc.’s sole and exclusive use. The HDR interface card is proprietary to Mackie Designs Inc..

12. Sales and License Agreement, dated August, 1999, between Mackie Designs Inc. and JSK Engineering, whereby JSK agreed to develop an alternate synchronization card for Mackie Designs Inc.’s sole and exclusive use. This card is proprietary to Mackie Designs Inc..

13. Development Agreement, dated in 1997, between Mackie Designs Inc. and Praxair Specialty Ceramics, whereby Praxair agreed to develop certain products for Mackie Designs Inc.’s sole and exclusive use. The agreement allows for joint patenting of patentable inventions which might be forthcoming as a result of the work performed.

14. License Agreement, dated in 2001, between Mackie Designs Inc. and Hablador, Inc., whereby Hablador licensed Mackie Designs Inc. to use its publishing software application.

15. Fixed Price Engagement Contract, dated September 26, 2000, between Mackie Designs Inc. and Oracle Corporation, whereby Oracle agreed to implement its Oracle Release 11 i Application to Mackie Designs Inc. and license its use. A related Service Agreement was also entered into between Oracle and Mackie Designs Inc..

16. Sales and License Agreement, dated September, 1999, between Mackie Designs Inc. and Drawmer Distribution (Yorkshire) Ltd., whereby Drawmer licensed Mackie Designs Inc. to use certain software specialized for Mackie Designs Inc.’s sole and exclusive use. The license also includes the right of Mackie Designs Inc. to use certain of Drawmer’s names and trademarks.

17. License and Supply Agreement, dated May 14, 1997, between Mackie Designs Inc. and IVL Technologies Ltd., whereby IVL developed certain reverb, chorus, and delay algorithms, and a digital signal processing card for Mackie Designs Inc.’s use. IVL licensed Mackie to use the same, retaining the right of manufacture and sale to Mackie Designs Inc.. Mackie Designs Inc. was licensed and required to use IVL’s Trademark in conjunction with these products.

18. License and Supply Agreement, dated November 17, 1997, between Mackie Designs Inc. and IVL Technologies Ltd., whereby IVL developed a Mackie/Motorola DSP Card for Mackie Designs Inc.’s use. IVL licensed Mackie to use the same, retaining the right of manufacture and sale to Mackie Designs Inc.. Mackie Designs Inc. was licensed and required to use IVL’s Trademark in conjunction with these products.

19. Sales and License Agreement, dated September, 1997, between Mackie Designs Inc. and Lexicon, a division of Harmon International, Inc., whereby Lexicon licensed to Mackie Designs Inc. the use of certain software.

20. Development Resource Center Agreement, dated July, 1998, between Mackie Designs Inc. and Mistral Solutions Private Limited, whereby Mistral undertook to develop software as requested for Mackie Designs Inc.’s sole and exclusive use. All proprietary rights to resulting Intellectual Property are granted to Mackie Designs Inc..

21. Miscellaneous shrink wrap, click on, or similar licenses granted to Mackie Designs Inc. by various manufacturers in conjunction with Mackie Designs Inc.’s purchase and use of off-the-shelf software.

22. Mutual Release and License, dated October, 1999, among Radio Cine Forniture (RCF) S.p.A., B&C Speakers S.p.A., Jiri Krampera and Mackie Designs Inc. related to RCF and B&C’s claims to right to use certain technology know as Transcoil developed by Krampera and used in the manufacture of speakers. Under the Agreement B&C granted Mackie, RCF and their affiliates a perpetual, worldwide, non-exclusive, royalty-free license to the Transcoil technology acquired from any source other than B&C, and Krampera, Mackie and RCF granted B&C and its affiliates the same as to the Transcoil technology acquired from any source other than Mackie or RCF.

23. End-user licenses to purchasers of the products of Mackie Designs Inc. and its Subsidiaries.

24. License Agreement dated January 26, 1995 between Johan Bonneraerans and Mackie Designs (Belgium) BN.B.A., amended December 31, 2000.

25. License to Mackie Designs (Belgium) B.V.B.A. for use of CD Writer software.

26. Assignment of Rights, Title and Interest in Invention dated May 22, 1998 between Marcelo Vercelli and Mackie Designs Inc. relating to Fussion Audio products.

27. Assignment of Rights, Title and Interest in Invention dated May 22, 1998 between Jiri Krampera and Mackie Designs Inc. relating to Fussion Audio products.

28. License Agreement dated April 5, 2000, between Eastern Acoustic Works, Inc. and Gunness.

29. License Agreement dated July 2, 2001 between Mackie Designs Inc. and Auburn Audio Technologies, Inc., d/b/a Antares Audio Technologies, relating to the licensing of Antares’ Microphone Modeler software. The license includes a grant to Mackie Designs Inc. to use certain of Antares’ trademarks in conjunction therewith.

30. License Agreement dated December 5, 2001 between Mackie Designs Inc. and Auburn Audio Technologies, Inc., d/b/a Antares Audio Technologies, relating to the licensing of Antares’ DSP algorithms and editable parameters for Motorola 563xx compatibility. The license includes a grant to Mackie Designs Inc. to use certain of Antares’ trademarks in conjunction therewith.

31.Strategic Alliance and License Agreement between Eastern Acoustic Works and Peak Audio, Inc. relating to the licensing of digital packet transmission technology employing standard Ethernet componentry known as CobraNet Technology. The license includes the right to use the CobraNet Technology in Eastern’s products and to use certain of Peak’s logos and trademarks in conjunction therewith.

EXHIBIT C

TO

TRADEMARK COLLATERAL ASSIGNMENT
AND SECURITY AGREEMENT

SPECIAL POWER OF ATTORNEY

STATE OF	)
) ss.:
COUNTY OF	)

KNOW ALL MEN BY THESE PRESENTS, that MACKIE DESIGNS INC. (“Debtor”), having an office at 16220 Woodinville-Redmond Rd., N.E., Woodinville, Washinton 98072 hereby appoints and constitutes, CONGRESS FINANCIAL CORPORATION (FLORIDA), as Agent (“Secured Party”), and each of its officers, its true and lawful attorney, with full power of substitution and with full power and authority to perform the following acts on behalf of Debtor:

1.             Execution and delivery of any and all agreements, documents, instrument of assignment, or other papers which Secured Party, in its discretion, deems necessary or advisable for the purpose of assigning, selling, or otherwise disposing of all right, title, and interest of Debtor in and to any trademarks and all registrations, recordings, reissues, extensions, and renewals thereof, or for the purpose of recording, registering and filing of, or accomplishing any other formality with respect to the foregoing.

2.             Execution and delivery of any and all documents, statements, certificates or other papers which Secured Party, in its discretion, deems necessary or advisable to further the purposes described in Subparagraph 1 hereof.

This Power of Attorney is made pursuant to a Trademark Collateral Assignment and Security Agreement, dated of even date herewith, between Debtor and Secured Party (the “Security Agreement”) and is subject to the terms and provisions thereof.  This Power of Attorney, being coupled with an interest, is irrevocable until all “Obligations”, as such term is defined in the Security Agreement, are paid in full and the Security Agreement is terminated in writing by Secured Party.

Dated: March , 2003	MACKIE DESIGNS INC.

By:

Title:

C-1

STATE OF	)
) ss.:
COUNTY OF	)

On the      day of                    , 2003, before me personally came                                       , to me known, who being by me duly sworn, did depose, acknowledge and say that he/she is the                                                  of Mackie Designs Inc., the corporation which executed the foregoing instrument and that he/she signed his/her name thereto by order of the Board of Directors of said corporation.

Notary Public

C-2